EXHIBIT 10.17.3

Contract Number: No. 081710 (2008) of Henan Bank Loan

Renminbi Loan Agreement

Zhengzhou Branch of China CITIC Bank

Renminbi Loan Agreement*

Borrower: Henan Gerui Composite Materials Co., Ltd. (hereinafter referred to as “Party A”)

Address: Shuanghu Economic Development Zone, Zhengzhou

Postal Code: 451191

Telephone: 0371-62566757

FAX: 0371-62563116

Legal Representative: Mingwang Lu

Bank Name and Account Number: Banking Department of Zhengzhou Branch of China CITIC Bank 7391010182600094320

Lender: Zhengzhou Branch of China CITIC Bank

Address: No.26 Jingsan North Road, Zhengzhou

Postal Code: 450008

Telephone: 0371-65792959

FAX: 0371-65792962

Legal Representative/Responsible Person: Rongxing Dou

Contract Location: Zhengzhou

Contract Date: July 16, 2008

In pursuance to the relevant laws, regulations, and rules, such as “Contract Law of the People’s Republic of China” and the “General Rules on Loans”, Party A and Party B hereby entered this Contract after consideration of the foregoing and the mutual covenants and conditions contained herein:

Article I Type of Loan

1.1           Party B agrees to provide Item (1) of the following types of loans to Party A in accordance with the terms stipulated under this Contract:

(1) Short-Term Loan; (2) Medium-Term Loan; (3) Long-Term Loan.

Article II Amount of Loan (Principle, similarly hereinafter) and Loan Period

*	This form of agreement is also used for the following loans:
Loan in amount of RMB 5,000,000 valid from August 4, 2008 to August 3, 2009
Loan in amount of RMB 15,000,000 valid from June 17, 2008 to June 16, 2009
Loan in amount of RMB 8,000,000 valid from August 28, 2008 to February 28, 2009
Loan in amount of RMB 10,000,000 valid from September 1, 2008 to March 1, 2009
Loan in amount of RMB 10,000,000 valid from September 2, 2008 to March 2, 2009
Loan in amount of RMB 12,000,000 valid from September 3, 2008 to March 3, 2009

2.1           The loan amount under this Contract is Renminbi: Five Million Yuan (￥5,000,000.00).

2.2           The loan period under this Contract is one year, from July 16, 2008 to July 15, 2009.

2.3           The actual loan period, actual withdrawal date, and the loan amount shall be determined by the period, date, and the amount stated under the Loan Note of this Contract. The Loan Note shall be an integral part of this Contract and shall have the same legal effect as this Contract.

Article III Purpose of Loan

3.1           The loan under this Contract shall be used to supplement the working capital. Party A shall not change the purpose of this loan without a written approval from Party B. In case that Party A changes the purpose of the loan without a written approval from Party B or violates the provisions of the “General Rules on Loans” or other laws, regulations, and rule, Party B shall not bear any responsibility resulting from the illegal use of this loan.

Article IV Interest Rate and Interest of Loan

4.1           The interest rate of this loan shall be determined by Item (1) of the followings:

(1)           Based on the actual withdrawal day of the loan, a floating rate of plus 10 (% or BPs) of the prime interest rate for the same period and same type of loan from the China People’s Bank.  Hence, the interest rate of the loan for this Contract is 8.217%.

(2)           Based on the contract day of the loan, a floating rate of ---- (% or BPs) of the prime interest rate for the same period and same type of loan from the China People’s Bank. Hence, the interest rate of the loan for this Contract is --- %.

4.2           The interest rate adjustment method shall be determined by Item (2) of the followings for this loan.

(1)           Fixed interest rate, which shall remain unchanged during the loan period.

(2)           Floating interest rate, which shall undergo adjustment based on Item ③ of the followings. The adjusted interest rate of the loan shall be the determined interest rate based on the applicable prime interest rate for the same period and same type of loan from the China People’s Bank undergoing adjustment on the day of adjustment of interest rate in accordance with Article 4.1 of this Contract

① From the day of the actual withdrawal, the interest rate shall be adjusted every---months. The interest rate adjustment day shall be the day corresponds to the actual withdrawal day for the adjusted month. In case that the adjusted month has no day corresponding to the actual withdrawal day, the last calendar day of the adjusted month shall be the interest rate adjustment day.

② From the day of the actual withdrawal, the interest rate shall be adjusted on  --- Year --- Month --- Day, with the interest rate being adjusted every--- months after the interest rate adjustment day. The interest rate adjustment day shall be the day corresponds to the day for the first interest rate adjustment day.  In case that the adjusted month has no day corresponding to the first interest rate adjustment day, the last calendar day of the adjusted month shall be the interest rate adjustment day.

③ From the day of the actual withdrawal, the adjustment day of the prime interest rate of the China People’s Bank shall be the adjustment day for the interest rate of this loan.

4.3           The interest period shall commence on the day of actual withdrawal for this loan.  The calculation formula for the interest shall be: interest = actual balance of the loan × the actual days of the loan period × interest rate/360 days.

4.4           For the loan that is not repaying principal and interest in a lump sum, the first day of interest settlement shall be July 20, 2008.  The interest calculating method shall be determined by Item (1) of the followings:

(1)           Monthly, which shall be the 20th of every month;

(2)           Quarterly, which shall be the 20th of the last month in a quarter.

4.5           Prior to every date of interest settlement, Party A shall prepare sufficient amount of money in the account opened in Party B for Party B to timely deduct the interest from the account.  In case that Party A chooses other method for interest payment to Party B, Party A shall assure the timely transfer of interest to Party B.  In case that the date of the interest settlement is a bank non-working day, the money shall be transferred one bank working day in advance.  Should Party B fail to receive the corresponding interest in full on the date of interest settlement, the act shall be deemed as delay interest payment of Party A.

4.6           The interests and the principal shall be fully paid upon expiration of the loan period.  In case that the expiration date of the loan is a legal holiday or non-working day, the loan shall be settled on the last bank working day before the legal holiday or the non-working day.  The interest shall be calculated in accordance with the contract interest rate. However, the interest corresponding to the number of days between the date of expiration and the settlement date that is calculated according to the contract interest rate shall be deducted.  Should the loan fail to be settled on the first bank working day after the legal holiday or the non-working day, interest shall be calculated according to the terms for overdue loan, starting from that date.

Article V Withdrawal

5.1           Party A shall make withdrawal according to the following schedule.  The planned withdrawal dates shall be bank working days.

Item	Date of Withdrawal	Amount of Withdrawal
1.	July 16, 2008	￥5,000,000.00
---	---	---
---	---	---

5.2           In case that Party A or the Guarantor fails to fulfill all the obligations required by the laws or stipulated under this Contract, including but not limited to Party A fails to timely provide the complete loan materials as required by Party B and the Guarantor fails to timely complete the guarantee registration procedure, Party A agrees that Party B shall have the right to change the aforementioned withdrawal schedule.  Should the change of withdrawal plan cause change in the loan period, the terms stipulated under Article 2.3 of this Contract shall be followed.

5.3           Unless specified otherwise by this Contract, Party A shall undergo withdrawal in accordance with the withdrawal schedule stipulated under this Contract.  Party A shall not change the withdrawal schedule without written approval from Party B.  Should the withdrawal time and/or withdrawal amount be changed, Party A shall notify Party B in writing with five bank working days in advance.  Party B agrees to grant five bank working days of withdrawal grace period.  If the loan is not withdrawn at the end of the grace period, this loan shall be deemed as voluntary forfeit by Party A.  Party A shall not undergo withdrawal of this loan any more and shall bear the responsibilities for breach of contract in accordance with the terms stipulated under Article 12.2 of this Contract.

5.4           Where Party A voluntarily cancel the loan leading to the change in the actual release of the principle of the loan by Party B, the actual occurred loan notes under this Contract shall be used to calculate the principle of the loan under this Contract.

5.5           Three bank working days before every planned withdrawal date, Party A shall submit an irrevocable withdrawal note or loan note or other withdrawal notice to Party B in accordance with the withdrawal schedule stated in the aforementioned Article 5.1 or in accordance with the modified withdrawal schedule agreed by Party B in writing.  The loan shall be released after examination and approval by Party B in accordance with the notice.  The notice shall be used as proof of the withdrawal.  In case that Party A fails to either submit the withdrawal notice or a request for delayed withdrawal, the terms stipulated under Article 5.3 shall be followed.

Article VI Repayment Method

6.1           Item (1) of the following repayment methods shall be used for the loan stated under this Contract:

(1)           Fixed date of interest payment with repayment of principle upon expiration of loan;

(2)           Repayment of interests and principle in one lump sum;

(3)           Other method:

6.2           Party A shall repay the principle in accordance with the following schedule:

Item	Date of Repayment	Amount of Repayment
1.	July 15, 2009	￥5,000,000.00
---	---	---
---	---	---
---	---	---
---	---	---

6.3           An amount not lower than the interests and principle of the loan that should be repaid by Party A shall be transferred to the account opened in Party B (Account number: 7391010182600094320) before the date of the repayment.  Party A shall authorize Party B to deduct the interests and principle of the loan automatically from the account.

6.4           Where Party A desires to settle the loan early, a written irrevocable early repayment schedule shall be submitted to Party B with 30 days in advance before the date of planned loan settlement.  Party A must receive a written approval from Party B.

Article VII Extension Period of Loan

7.1           Where Party A fails to repay the loan stated under this Contract and needs to extend the loan period, a written application shall be submitted to Party B with thirty bank working days in advance before the expiration of the loan.  A loan extension agreement shall be signed after examination and approval from Party B.  In case that Party B disapproves the loan extension, Party A shall timely repay the loan.  Otherwise, Party B shall have the right to treat this loan as an overdue loan.

Article VIII Guarantee of Loan

8.1           Item(s) (2) & (3) of the following guarantee methods shall be used for the loan stated under this Contract:

(1)           Mortgage guarantee;

(2)           Collateral guarantee;

(3)           Warrandice;

(4)           Other types of guarantee:

Party B and the Guarantor shall sign the following numbered guarantee contracts regarding the specific guarantee matters for the aforementioned guarantee(s).

(1)           Contract Number 081710 of Chattel Mortgage Contract

(2)           No. 081710 (2008) of Maximum Guarantee of Zhengzhou Branch of China CITIC Bank

(3)                                                                  ---

(4)                                                                  ---

Article IX Declaration and Guarantee of Party A

9.1           Party A is a Chinese legal entity or other organization that is legally established in accordance with the laws of the People’s Republic of China, shall legally have the civil right capacity and action capacity necessary for the signing and execution of this Contract, and shall be able to bear the civil responsibilities independently.  Moreover, Party A has already received all the internal and external approvals and authorizations necessary and legally for the signing of this agreement.

9.2           All the documents, reports, and statements provided by Party A in accordance with the laws and the requirements of Party B are all valid, legal, truthful, accurate, and complete.

Article X Rights and Obligations of Party A

10.1 Party A shall have the right to withdraw and use the loan in accordance with the period and purposed stipulated under this Contract.

10.2 Party A shall fully repay the principle and interests of the loan in accordance with the terms stipulated under this Contract.

12.4.10 Party A fails to fulfill the related matters, such as settlement or deposit at Party B as contracted;

12.4.11 Party A arbitrarily changes the purpose of loan;

12.4.12 The senior managerial personnel of Party A are suspected in case(s) of major corruption, bribery, embezzlement, or other illegal operation(s);

12.4.13 Occurrence of breach of contract by Party A with other creditors;

12.4.14 Violation of terms or breach of contract stipulated under guarantee contracts by the Guarantor of Party A;

12.4.15 Other matters by Party A jeopardizing and damaging or possibly jeopardizing and damaging the interests of Party B.

12.5 Party B shall have the right to charge additional 50% of penalty interest rate in accordance with the actual number of days of delay and the applicable interest rate at that time for the loan of this Contract in addition to the right of exercising the rights stipulated under Article 12.4.

12.6 Where Party A fails to timely pay the interest, Party B shall have the right to calculate and collect compound interests in accordance with the actual number of days of delay and the penalty interest rate stipulated under Article 12.5

12.7 Where Party A fails to use the loan in accordance with the purpose stipulated under this Contract, Party B shall have the right to charge additional 100% of penalty interest rate in accordance with the actual number of days of delay and the applicable interest rate at that time for the loan of this Contract on the portion of the illegal use, starting from the day of the illegal use in addition to the right of exercising the rights stipulated under Article 12.4.

12.8 Where Party A repays the loan early, Party B shall have the right to charge one lump-sum penalty in accordance with the amount of early repayment, remaining loan period, the interest rate of loan as stated under this Contract, and the --- % of rate. The formula for calculating penalty is: penalty = amount of early repayment × remaining loan period (calculated based on year) × interest rate of the loan as stated under this Contract × rate.

12.9 All the costs (including but not limited to litigation fees, traveling expenses, attorney fee (within 100% of the total amount of the creditor’s rights), property preservation fee, notarization fee, translation fee, appraisal, and auction fee) incurred on Party B to actualize creditor’s rights shall be borne by Party A.

Article XIII Continuity of Obligations

13.1 All obligations of Party A stated in this Contract shall have continuity, which shall have full binding force to its inheritor, receiver, transferee, and the entity after merger, restructuring, and name change and shall be not be impacted in any way by any dispute, claim, legal proceeding, directive orders from higher authorities and debtor of the main contract and any contract or agreement signed with any natural persons or legal persons.  Moreover, the obligations shall not be changed in any ways as result of bankruptcy, inability to repay debts, loss of business qualifications, and change of articles of association.

Article XIV Notarization

14.1 In case that any side of the contracted parties makes a notarization request, the notarization of this Contract shall be carried out at the notarization authorities authorized by the State. Party A shall bear the cost.

14.2 In case Party B makes the request of notarization with effective compulsory execution, Party A agrees that Party B may take this Contract and apply to the relevant notarization authority for the issuance of notarization with effective compulsory execution.  Should Party B fail to receive full repayment of the principle and interests of the loan and the related costs within the time limit stipulated under this Contract, Party B may directly take this notarization to the local People’s Court of Party B and apply for compulsory execution.  All incurred costs shall be borne by Party A.  Party A unconditionally agrees that the local court of Party B may legally undergo compulsory execution and that all the rights to defense shall be forfeited.

Article XV Other Agreed Matters

Party A guarantee that no capital of this bank loan shall enter the stock market or real estate market through its own bank account or bank account(s) of any other third party.  Otherwise, any loss incurred on Party B shall be borne by Party A.

In case that the terms stipulated under this article in contradiction with the terms stipulated under other articles, the terms of this article shall prevail.

Article XVI Applicable Laws

16.1 The laws of the People’s Republic of China shall be applicable for this Contract.

Article XVII Settlement of Dispute

17.1 All disputes in connection with this Contract of the execution thereof shall be settled through friendly negotiations.  In case that no settlement can be reached through negotiations, both parties agree that Item (2) of the following methods shall be used for settlement:

(1)           Arbitration at                                                                                      Arbitration Commission;

(2)           Submission of the case for prosecution or applying for compulsory execution to the local People’s Court of Party B.

Article XVIII Accumulation of Rights of Party B

18.1 The rights of Party B under this Contract shall be cumulative and shall not impact and exclude any rights enjoyed by Party B regarding Party A in accordance with the laws and other contracts.  Unless specified in writing by Party B that Party B is not going to fully exercise, partly exercise, or delayed exercise any of its rights, the waiver or partly waiver of the rights shall not be constituted, and the continuous exercise of the rights or exercise of any other rights shall not be impacted, hindered, and obstructed.

Article XIX Effectiveness, Change, and Termination of Contract

19.1 This Contract shall come into force upon signing by the legal representative or authorized representative of Party A and the legal representative or responsible person or authorized representative of Party B with affix of the official seals or contract seals from both parties.

19.2 Unless specified otherwise in the Contract, neither Party A nor Party B shall arbitrarily change or terminate this Contract after the entry into force of this Contract.   Where change or termination of this Contract is necessary, both parties shall reach consensus and a written agreement.

19.3 Party B may transfer all or part of the creditor’s rights stated under this Contract to a third party after the entry into force of this Contract and does not have to receive permission from Party A.  However, Party A shall be notified in writing.

19.4 After the entry into force of this Contract, where Party A transfers all or part of the debt to a third party, a written document approving the transfer and the continuous fulfillment of obligation by the guarantor or a new guarantee is submitted to Party B.  A written approval must be obtained from Party B.

Article XX Miscellaneous

20.1 Party A and Party B may reach a written agreement on matters not discussed in this Contract and shall be an attachment of this Contract.  Any attachment, modification, or supplement to this Contract shall be an integral part of this Contract and shall have the same legal force.

20.2 In case that certain article or part of an article of this Contract is deemed invalid, the invalid article or the invalid part shall not impact the effectiveness of this Contract and other articles or other content of the article of this Contract.

20.3 Any notification, request, or other communications, including but not limited to telex, telegraph, and FAX delivered to Party A from Party B regarding this Contract shall be deemed received by Party A upon delivery.  Registered postal mails shall be deemed received by Party A starting on the third day from the mailing day.

20.4 This Contract is made out in three original copies with Party A holding one copy, Party B holding one copy, and the relevant authority holding one copy.

20.5 Party B has already taken reasonable method to draw attention to Party A regarding the terms excluding or limiting its responsibilities under this Contract and has provided sufficient explanation regarding the relevant articles in accordance with the request of Party A.  Both Party A and Party B have no misunderstanding regarding the content of all the articles stipulated under this Contract.

Party A (Official Seal or Contract Seal) Legal Representative: (or Authorized Representative)	Party B (Official Seal or Contract Seal) Legal Representative/Responsible Person: (or Authorized Representative)